Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

LumiraDx Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Debt	6.00% Convertible Senior Subordinated Notes due 2027 (the “6% notes”)	Rule 457(c) and Rule 457(h)	$29,500,000.00	100%	$29,500,000.00	$0.0000927	$2,734.65
Equity	Common shares, par value $0.0000028 per share (2)	Rule 457(c) and Rule 457(h)	44,677,563	$4.34(3)	$193,900,623.42	$0.0000927	$17,974.59
Total Offering Amounts					$223,400,623.42(4)		$20,709.24
Total Fee Offsets							-
Net Fee Due							$20,709.24 (5)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant’s common shares, par value $0.0000028 per share (“Common Shares”).

(2)

Includes common shares issuable upon conversion of the 6% notes and additional common shares held by certain selling securityholders. Each $1,000 principal amount of a 6.00% Convertible Senior Subordinated Notes due 2027 may be converted into at an initial conversion rate of 108.4346 common shares, subject to adjustments. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of shares which may be issued with respect to such common shares by way of a stock dividend, stock split or similar transaction. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high ($4.60) and the low ($4.08) price of the registrant’s common shares as reported on the Nasdaq Global Market on April 28, 2022.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.